                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  COM21, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(1)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                        N/A
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
                        N/A
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        N/A
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                        N/A
          ---------------------------------------------------------------------
     (5)  Total fee paid:
                        N/A
          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

          ---------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                        N/A
          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                        N/A
          ---------------------------------------------------------------------
     (3)  Filing Party:
                        N/A
          ---------------------------------------------------------------------
     (4)  Date Filed:
                        N/A
          ---------------------------------------------------------------------

                                  [COM21 Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000

TO THE STOCKHOLDERS OF COM21:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Com21, Inc. ("Com21") will be held on May 25, 2000 at 11:00 a.m. at 750 Tasman Drive, Milpitas, California 95035, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:


     1. To elect eight directors to serve for a one-year term and until their successors are duly elected and qualified;


     2. To approve an amendment to Com21's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 160,000,000 shares;

     3. To approve the implementation of the Com21, Inc. 2000 Stock Option Plan pursuant to which 1,500,000 shares of Com21's Common Stock will be reserved for issuance to individuals in Com21's service, including officers, employees, Board members, and independent consultants;

     4. To approve an additional 450,000 shares authorized for issuance under Com21's Employee Stock Purchase Plan;

     5. To ratify the appointment of Deloitte & Touche LLP as Com21's independent public accountants for the fiscal year ending December 31, 2000; and

     6. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of Com21 will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of Com21.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting and vote. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ David L. Robertson
                                          David L. Robertson
                                          Vice President, Finance,
                                          Chief Financial Officer and
                                          Corporate Secretary
Milpitas, California

April 17, 2000


     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  COM21, INC.
                                750 TASMAN DRIVE
                           MILPITAS, CALIFORNIA 95035
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

GENERAL


     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Com21, Inc., (the "Board") a Delaware corporation, for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m. local time, on Thursday, May 25, 2000, or any adjournment thereof, at 750 Tasman Drive, Milpitas, California 95035 for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. These proxy solicitation materials were mailed on or about April 17, 2000 to all stockholders entitled to vote at the Annual Meeting.


PROXIES

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2, 3, 4 and 5 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of Com21 at Com21's principal executive offices at 750 Tasman Drive, Milpitas, California 95035, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     Com21 will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Com21 may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. Common Stockholders can agree to access the electronic versions of Com21's proxy materials, via the Internet, rather than receiving printed versions. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of Com21. Com21 may retain the services of one or more firms to assist with solicitation of proxies, for an estimated cost of $5,500 plus reimbursement of expenses.

VOTING


     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 31, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 21,871,242 shares of Com21's Common Stock, par value $0.001, were issued and outstanding. No shares of Com21's preferred stock, par value $0.001, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on March 31, 2000. Stockholders may not cumulate votes in the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of Com21 that are intended to be presented by such stockholders at Com21's 2001 Annual Meeting must be received no later than December 1, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to Com21, Inc. at 750 Tasman Drive, Milpitas, California 95035,
Attention: Corporate Secretary.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     Com21's bylaws have authorized eight directors. Each director is elected for a period of one year at Com21's annual meeting of stockholders and serves until the next annual meeting or until his successor is duly elected and qualified. The executive officers serve at the discretion of the Board. There are no family relationships among any of Com21's directors or executive officers. Com21's Amended and Restated Certificate of Incorporation provides for a Board. The Board currently consists of eight persons. The directors nominated will have a term of one year, expiring at the 2001 Annual Meeting of stockholders or until each successor has been duly elected and qualified. The nominees listed below, are currently directors of Com21. If this proposal is approved, the Board will consist of eight persons.

     The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

NOMINEES FOR TERM ENDING UPON THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     PETER D. FENNER. Mr. Fenner has been President, Chief Executive Officer and a Director of Com21 since February 1996. From January 1989 through April 1992, he served as President of the Transmission Systems Business Unit of AT&T Network Systems (Lucent) and Corporate Officer at AT&T. From April 1992 to February 1996, Mr. Fenner was an independent consultant. From February 1986 through December 1988, Mr. Fenner was Vice President, Product Planning for AT&T's Network Systems Division. Mr. Fenner is Director of CorNet Information Ltd. Mr. Fenner received an S.M. from the Sloan School of Management at the Massachusetts Institute of Technology, where he was a Sloan Fellow, and a B.S. in Industrial Engineering from Lehigh University.

     PAUL BARAN. Mr. Baran has been the Chairman of the Board since Com21's inception in June 1992. He is presently retired. Mr. Baran was awarded the 1999 Business Journal Entrepreneurial Award in Technology and was recipient of the Electronic Frontier Foundation Pioneer Award (1993), the Marconi International Fellowship Award (1991), the Institute of Electronics and Electrical Engineering, Inc. ("IEEE") Alexander Graham Bell Medal (1990), the ACM SIG/Communications Award (1989) and the IEEE Communications Society Edwin Armstrong Award (1987). He co-founded Equatorial Communications, Packet Technologies, Telebit Corporation and Metricom, Inc. Mr. Baran is a Life Fellow of the IEEE, a Fellow of the AAAS and a member of the U.S. National Academy of Engineers. Mr. Baran received an M.S. in Computers from the University of California, Los Angeles, a B.S. in Electrical Engineering and a Dr.Sci. in Engineering (Hon.) from Drexel University.

     C. RICHARD KRAMLICH. Mr. Kramlich has been a Director of Com21 since May 1994. Mr. Kramlich is the co-founder and has been General Partner of New Enterprise Associates since 1978. He is a Director of Chalone, Inc., Juniper Networks, Lumisys, Inc., Netsolve and Silicon Graphics, Inc. Mr. Kramlich received a B.S. from Northwestern University and a M.B.A. from Harvard Business School.

     JERALD L. KENT. Mr. Kent has been a Director of Com21 since May 1999. Mr. Kent co-founded Charter Communications, Inc. and, from 1992 to the present has served in various executive capacities at Charter. He has served as President since 1996 and as Chief Executive Officer since 1997. Previously, Mr. Kent served in various executive capacities with Cencom Cable Associates, Inc. He joined Cencom in 1983 as Senior Vice President of Corporate Development and served as Executive Vice President and Chief Financial Officer from 1987 to 1992. Mr. Kent serves as a director of Charter Communications, Inc., High Speed Access Corp. and

Cable Television Laboratories, Inc. Mr. Kent received a B.A. and a M.B.A. from Washington University and is a certified public accountant.

     ROBERT C. HAWK. Mr. Hawk has been a Director of Com21 since January 1997. Mr. Hawk has been an independent business consultant since April 1997. From April 1996 through March 1997, he was President of U.S. West Multimedia, a cable company. From April 1986 through March 1996, he was the President of Carrier Division, U.S. West Communications, a telecommunications company. He is a Director of PairGain Technologies, COVAD Communications, Inc., Xylan Corp., Concord Corp., and RADCom Corp. Mr. Hawk received a M.B.A. from the University of San Francisco and a B.B.A. from the University of Iowa.

     DANIEL J. PIKE. Mr. Pike has been a Director of Com21 since March 2000. Mr. Pike has been a Senior Vice President of Science and Technology at Prime Cable, since 1982. He has authored six papers and co-authored three papers published in the NCTA Transcript and one paper on engineering management for AMA Communication publication. Mr. Pike was the recipient of the 1994 Communications Technology Service in Technology Award and received the NCTA Vanguard Award for Science and Technology in 1991. He is a Senior Member of the IEEE and SCTE while holding membership on the CableLabs Board of Directors, NCTA Engineering Committee, Cable Television Pioneers, Society of Motion Picture and Television Engineers and the Advisory Board of Communications Technology. Mr. Pike received a B.S. and a M.S. from Oklahoma State University.

     JAMES SPILKER, JR. Dr. Spilker, has been a Director of Com21 since February 2000. Dr. Spilker is a co-founder of Stanford Telecommunications, Inc., where he was Chairman of the Board from 1973 through 1999 and Principal Scientist from June 1995 through 1999. He served as President and Chief Executive Officer of Stanford Telecommunications, Inc., from August 1981 to June 1995. Dr. Spilker is a member of the National Academy of Engineering of the United States and a Life Fellow of the IEEE. Dr. Spilker received a B.S., M.S. and Ph.D. in electrical engineering from Stanford University.

     ROBERT W. WILMOT. Dr. Wilmot has been a Director of Com21 since April 1995. Dr. Wilmot has been Chairman at Wilmot Consulting Inc. since May 1995. From April 1994 to May 1995, Dr. Wilmot was an independent consultant and investor. From May 1985 through April 1994, he was Chairman at Wilmot Enterprises Ltd. His other prior positions include Vice President and Managing Director of Texas Instruments and CEO of International Computers PLC, a computer company. He is a limited partner in four venture funds, and Chairs the Supervisory Board of EuroVentures BV, a $400 million venture fund operating in 9 European countries. He is a Director of FVC.COM and @POS.COM. Dr. Wilmot received a B.S. in Electrical Engineering from Nottingham University.

BOARD AND COMMITTEE MEETINGS

     The Board held five (5) meetings and acted by written consent six (6) times during the fiscal year ended December 31, 1999. The Board has an audit committee and a compensation committee. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the fiscal year ended December 31, 1999.

     Audit Committee. The audit committee is primarily responsible for approving the services performed by Com21's independent auditors and reviewing the auditor's reports regarding Com21's accounting practices and systems of internal accounting controls. The committee currently consists of two directors, Dr. Wilmot and Mr. Kramlich. The audit committee held two (2) meetings during the fiscal year ended December 31, 1999.


     Compensation Committee. The compensation committee is primarily responsible for reviewing and approving Com21's general compensation policy and setting compensation levels for Com21's executive officers. The committee also administers Com21's incentive compensation plans. During 1999, the committee consisted of two directors, Mr. Kramlich and Mr. Hoff. The compensation committee formally met three (3) times and acted by written consent four (4) times during the fiscal year ended December 31, 1999. Mr. Hoff resigned effective March 1, 2000, and Dr. Spilker was selected as his replacement effective March 1, 2000.

DIRECTOR COMPENSATION

     Com21 currently does not provide cash compensation to any member of Com21's Board. Under the Automatic Option Grant Program in effect under Com21's 1998 Stock Incentive Plan, each individual who first joins the Board as a non-employee director any time after April 1, 1998 will also receive, at the time of such initial election or appointment, an automatic option grant, to purchase 15,000 shares of Common Stock, provided such person has not previously been in Com21's employ. In addition, on the date of each annual stockholders meeting, beginning with the 1999 Annual Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock, provided that such individual has been on the Board for at least six months. Each automatic grant for the non-employee Board members will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by Com21, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 15,000-share automatic option grant will vest over a four-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Each 5,000-share automatic option grant will vest over a two-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. However, the shares subject to each automatic grant will immediately vest in full upon certain changes in control or ownership of Com21 or upon the optionee's death or disability while a Board member. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of Com21's Common Stock on the grant date.

     The following Board members received an option to purchase 5,000 shares pursuant to Com21's Automatic Option Grant Program at the time of the 1999 Annual Meeting: Paul Baran, Robert C. Hawk, William Hearst, C. Richard Kramlich, Robert Hoff, and Robert W. Wilmot at an exercise price of $30.44. Each 5,000-share automatic option grant will vest over a two-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date.


     Dr. Spilker and Mr. Pike each received an option to purchase 15,000 shares pursuant to Com21's Automatic Option Grant Program. The shares subject to each initial 15,000-share automatic option grant will vest over a four-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During 1999, the members of the compensation committee of Com21's Board were Mr. Kramlich and Mr. Hoff. Mr. Hoff resigned effective March 1, 2000, and Dr. Spilker was selected as his replacement effective March 1, 2000. No executive officer of Com21 serves on the Board or compensation committee of any entity which has one or more executive officers serving as a member of Com21's Board or compensation committee.


RECOMMENDATION OF THE BOARD

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

                  APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

     The Board has adopted, subject to stockholder approval, an amendment to Com21's Amended and Restated Certificate of Incorporation to increase Com21's authorized number of shares of Common Stock from 40,000,000 shares to 160,000,000 shares.

     The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of Com21. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of Com21, except for effects incidental to increasing the number of shares of Com21's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of Com21's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which is attached hereto as Exhibit A.

     In addition to the 21,816,460 shares of Common Stock outstanding at February 29, 2000, as of February 29, 2000, the Board had reserved (i) 3,795,750 shares for issuance upon exercise of outstanding options granted and heretofore unexercised under Com21's 1998 Stock Incentive Plan; (ii) 1,047,317 shares for future issuance under Com21's 1998 Stock Incentive Plan; (iii) 1,500,000 shares of Common Stock for future issuance under Com21's 2000 Stock Option Plan, assuming approval of Proposal No. Three; (iv) 561,689 shares for future issuance under the 1998 Employee Stock Purchase Plan, assuming approval of Proposal No. Four.

     The Board desires to have additional authorized shares for future business and financial purposes. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, stock dividends, raising capital, providing equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies and expanding Com21's business or product lines through acquisitions of other businesses or products. Com21 currently has no definitive plans, proposals or understandings for the use of the additional shares.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on Com21's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Com21 more difficult. For example, additional shares could be issued by Com21 so as to dilute the stock ownership or voting rights of persons seeking to obtain control of Com21. Similarly, the issuance of additional shares to certain persons allied with Com21's management could have the effect of making it more difficult to remove Com21's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by Com21 could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in Com21's earnings and book value, an increase in the aggregate number of outstanding shares of Com21 caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of Com21's Common Stock. If such favors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

     In addition, certain existing provisions of our Certificate of Incorporation and Bylaws and Delaware law may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include:

     - having classified Board;

     - requiring a two-thirds majority vote of stockholders to remove the directors without cause;

     - authorizing the Board to issue additional preferred stock;

     - prohibiting cumulative voting in the election of the directors;

     - limiting the persons who may call special meetings of stockholders;

     - prohibiting stockholder action by written consent; and

     - establishing advance notice requirements for nominations for the election of the Board or for proposing matters that can be acted on by stockholders at stockholder meetings.

     We are also subject to certain provisions of Delaware law which could delay, deter or prevent us from entering into an acquisition, including Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a business combination with an interested stockholder unless specific conditions are met.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve this amendment to Com21's Amended and Restated Certificate of Incorporation.

RECOMMENDATION OF THE BOARD

     THE BOARD DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF COM21 AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY COM21.

                                 PROPOSAL THREE

               APPROVAL OF THE COM21, INC. 2000 STOCK OPTION PLAN

     Com21's stockholders are being asked to approve the implementation of the 2000 Stock Incentive Plan pursuant to which 1,500,000 shares of Com21's Common Stock will be reserved for issuance to individuals in Com21's service, including officers, employees, Board members and independent consultants.


     The new plan will assure that a sufficient reserve of Com21's Common Stock is available to allow Com21 to continue to utilize equity incentives to attract and retain the services of key individuals essential to Com21's long-term growth and financial success. Equity incentives play a significant role in Com21's efforts to remain competitive in the market for talented individuals, and Com21 relies on such incentives as a means to attract and retain highly qualified individuals in the positions vital to Com21's success.


     The following is a summary of the principal features of the new plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Com21 at 750 Tasman Drive, Milpitas, California 95035.


     The new plan was adopted by the Board on January 12, 2000, subject to stockholder approval at the Annual Meeting.


PLAN ADMINISTRATION

     The compensation committee of Com21's Board will have the exclusive authority to administer the plan with respect to option grants made to Com21's executive officers and non-employee Board members and will also have the authority to make option grants under the new plan to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the compensation committee to make option grants under the new plan to individuals other than executive officers and non-employee Board members.

     The term plan administrator, as used in this summary, will mean the compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the plan.

SHARE RESERVE

     1,500,000 shares of Com21's Common Stock will be reserved for future issuance over the term of the new plan. Such share reserve will be in addition to the 1,047,317 shares of Com21's Common Stock which have already been reserved for future issuance under Com21's 1998 Stock Incentive Plan.


     The 1998 Stock Incentive Plan is divided into five separate components: (i) the discretionary option grant program under which eligible individuals in Com21's service may be granted options to purchase shares of Com21's Common Stock at an exercise price not less than 100% of the fair market value of such shares on the grant date, (ii) the salary investment option grant program under which Com21's officers and other key executives may be provided with an opportunity to invest a portion of their base salary each year on pre-tax basis in special below-market options which will allow them to purchase shares of Common Stock at an aggregate discount from current fair market value equal to the amount of their salary investment, (iii) the stock issuance program under which eligible individuals in Com21's service may be issued shares of the Common Stock directly, either through the immediate purchase of the shares at not less than 100% of their fair market value or as a bonus tied to the performance of services or the attainment of prescribed milestones, (iv) the automatic option grant program under which option grants will automatically be made to the non-employee members of the Board at fixed intervals over their period of continued Board service, and (v) the director fee option grant program under which the non-employee Board members will have the opportunity, once Com21 establishes a cash retainer fee for them, to apply all or a portion of that fee on a pre-tax basis to the acquisition of a special below-market option grant to purchase shares of Common Stock at an aggregate discount from current fair market value equal to the portion of the fee so applied. In no event may any participant in the 1998 Stock Incentive Plan receive option grants or direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year.

     As of February 29, 2000, 3,795,750 shares of Common Stock were subject to outstanding options under the 1998 Stock Incentive Plan, 746,630 shares had been issued under that plan, and 1,047,317 shares remained available for future issuance.

     No participant in the new plan may receive option grants for more than 300,000 shares of Com21's Common Stock per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this Proposal No. Three will also constitute approval of that 300,000-share limitation for purposes of Internal Revenue Code Section 162(m).

     The shares of Common Stock issuable under the new plan may be drawn from shares of Com21's authorized but unissued Common Stock or from shares of Common Stock which Com21 acquires, including shares purchased on the open market.

     Shares subject to any outstanding options under the new plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the new plan which Com21 subsequently repurchases, at the option exercise price paid per share, pursuant to Com21's repurchase rights under the plan will be added back to the number of shares reserved for issuance under the plan and will accordingly be available for subsequent issuance.

ELIGIBILITY

     Officers and employees, non-employee Board members and independent consultants in Com21's service or in the service of its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the new plan.

     As of February 29, 2000, approximately 241 employees, including eight executive officers and seven non-employee Board members, were eligible to participate in the new plan. Such individuals were also eligible to participate in Com21's 1998 Stock Incentive Plan.

VALUATION


     The fair market value per share of Com21's Common Stock on any relevant date under the new plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On February 29, 2000, the fair market value per share of Com21's Common Stock determined on such basis was $70.00.


OPTION GRANTS

     The plan administrator will have complete discretion under the new plan to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by Com21, at the exercise price paid per share, if the optionee ceases service prior to vesting in those shares.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

STOCK AWARDS

     The table below shows, as to Com21's Chief Executive Officer ("CEO"), the four other most highly compensated executive officers of Com21 (with base salary and bonus for the 1999 fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made in the aggregate under the 1998 Stock Incentive Plan, together with the weighted average exercise price payable per share. Com21 has not made any direct stock issuances to date under the 1998 Stock Incentive Plan.

                              OPTION TRANSACTIONS

                                                              NUMBER OF SHARES      WEIGHTED AVERAGE
                                                             UNDERLYING OPTIONS      EXERCISE PRICE
                     NAME AND POSITION                           GRANTED (#)         PER SHARE ($)
                     -----------------                       -------------------    ----------------
Peter D. Fenner............................................         100,000              25.25
  President and Chief Executive Officer
William J. Gallagher.......................................          50,000              25.25
  Vice President, Sales
Buck J. Gee................................................          50,000              25.25
  Vice President, Marketing
Timothy J. Miller..........................................          50,000              25.25
  Vice President, Manufacturing
David L. Robertson.........................................          50,000              25.25
  Vice President, Finance and Chief Financial Officer
Paul Baran.................................................           5,000              30.44
C. Richard Kramlich........................................           5,000              30.44
Robert C. Hawk.............................................           5,000              30.44
Jerald L. Kent.............................................          15,000              31.38
Robert A. Hoff(1)..........................................           5,000              30.44
William R. Hearst(2).......................................           5,000              30.44
Robert W. Wilmot...........................................           5,000              30.44
James J. Spilker, Jr.(3)...................................          15,000              28.00
Daniel J. Pike(4)..........................................           5,000              13.56
All current executive officers as a group (8 persons)(5)...         548,000              23.05
All current non-employee directors as a group (7
  persons)(6)..............................................          55,000              28.50
All employees, including current officers who are not
  executive officers, as a group (226 persons).............       1,996,450              17.08

---------------
(1) Mr. Hoff resigned from the Board in March 2000.

(2) Mr. Hearst resigned from the Board in February 2000.

(3) Dr. Spilker joined the Board in February 2000. Options for Dr. Spilker received in 1999 consisted of options granted in connection with membership on Com21's Advisory Board.

(4) Mr. Pike joined the Board in March 2000. Options for Mr. Pike received in 1999 consisted of options granted in connection with membership on Com21's Advisory Board.

(5) Current executive officers include all executive officers of Com21 as of March 1, 2000.

(6) Current non-employee directors as a group includes Dr. Spilker and Mr. Pike but excludes Mr. Hoff and Mr. Hearst who resigned from the Board in March 2000 and February 2000, respectively.

     As of February 29, 2000, no shares of Common Stock were subject to outstanding options under the new plan, no shares had actually been issued under the new plan, and 1,500,000 shares remained available for future issuance.

NEW PLAN BENEFITS

     No options have been granted to date under the new plan.

GENERAL PROVISIONS

ACCELERATION

     Upon a change in control of Com21, each outstanding option under the new plan will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the plan will immediately vest, except to the extent Com21's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The plan administrator will have complete discretion to grant one or more options under the plan which will become exercisable for all the option shares in the event the optionee's service with Com21 or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the plan may also be structured to accelerate upon similar terms and conditions.

     The plan administrator will have the discretion to structure one or more option grants under the new plan so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The new plan administrator may also structure any unvested shares issued under the plan so that those shares will immediately vest upon a change in control.

     A change in control will be deemed to occur upon (i) an acquisition of Com21 by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of Com21's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership.

     The acceleration of vesting in the event of a change in the ownership or control of Com21 may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Com21.

STOCKHOLDER RIGHTS AND OPTION TRANSFERABILITY

     No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate or pursuant to a domestic relations order.

CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Com21's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the new plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options under the plan per calendar year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1998 plan or the outstanding options thereunder.

AMENDMENT AND TERMINATION


     The Board may amend or modify the new plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the new plan will terminate on the earliest of (i) January 11, 2010, (ii) the date on which all shares available for issuance under the new plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of Com21.


FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the new plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then Com21 will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, Com21 will not be entitled to any income tax deduction.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by Com21 in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Com21's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     Com21 will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Com21 in which such ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Com21 anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options under the new plan will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Com21. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Com21 without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

     Option grants under the plan will not result in any direct charge to Com21's reported earnings. However, the fair value of those options is required to be disclosed in the notes to Com21's financial statements, and Com21 must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon its reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining Com21's earnings per share on a fully-diluted basis.

     On March 31, 1999, the Financial Accounting Standards Board issued an Exposure Draft of a proposed interpretation of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, as modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to Com21's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. This charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares.

VOTE REQUIRED

     The affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the new 2000 Stock Option Plan. Should such stockholder approval not be obtained, then the new plan will not be implemented, and any options granted under the plan will terminate without ever becoming exercisable for any of the option shares. However, Com21's 1998 Stock Incentive Plan will continue in effect whether or not the new plan is approved, and option grants and direct stock issuances may continue to be made under the 1998 Stock Incentive Plan until all the shares of Common Stock available for issuance under the 1998 Stock Incentive Plan have been issued pursuant to such option grants and direct stock issuances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF COM21 AND ITS STOCKHOLDERS BECAUSE IT WILL ALLOW COM21 TO CONTINUE TO UTILIZE EQUITY INCENTIVES TO ATTRACT AND RETAIN THE SERVICES OF KEY INDIVIDUALS ESSENTIAL TO COM21'S LONG-TERM GROWTH AND FINANCIAL SUCCESS. THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE APPROVAL OF THE COM 21, INC. 2000 STOCK OPTION PLAN.

                                 PROPOSAL FOUR

         APPROVAL OF AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     Com21's stockholders are being asked to approve an amendment to Com21 Employee Stock Purchase Plan that will increase the maximum number of shares of Common Stock available for issuance over the term of the Purchase Plan by an additional 450,000 shares of Common Stock to 700,000 shares.


     The Purchase Plan was adopted by the Board in March 1998. The Purchase Plan became effective on May 21, 1998. On January 12, 2000, the Board adopted the amendment to the Purchase Plan which is the subject of this Proposal No. Four.


     The following is a summary of the principal features of the Purchase Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to Com21's Chief Financial Officer at Com21's executive offices in Milpitas, California.

  Administration

     The Purchase Plan is currently administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by Com21 without charge to participants.

  Securities Subject to the Purchase Plan

     700,000 shares of Common Stock have been reserved for issuance over the ten
(10)-year term of the Purchase Plan, including the 450,000-share increase for which stockholder approval is sought under this Proposal No. Four. The shares may be made available from authorized but unissued shares of Com21's Common Stock or from shares of Common Stock repurchased by Com21, including shares repurchased on the open market.

     In the event that any change is made to Com21's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without Com21's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one semi-annual purchase date and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right.

  Offering Periods and Purchase Rights


     Shares of Common Stock will be offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The first offering period began on May 21, 1998, in connection with the initial public offering of the Common Stock, and will end on the last business day in April 2000. The next offering period will start on the first business day of the first pay period after the 2000 Annual Meeting and will end on the last business day of April 2002. Subsequent offering periods will begin as designated by the Plan Administrator.


     At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of Common Stock at semi-annual intervals over the remainder of that offering period. The purchase dates will occur on the last business day in April and October each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date will automatically be applied to the purchase of Common Stock.

  Eligibility and Participation

     Any individual who is employed on a basis under which he or she is expected to work for more than 20 hours per week for more than five (5) months per calendar year in the employ of Com21 or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

     An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent semi-annual entry date (the first business day in May or November each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any semi-annual entry date within that offering period on which he or she is an eligible employee.

     As of February 29, 2000, 138,311 shares of Common Stock had been issued under the Purchase Plan, and 561,689 shares were available for future issuance, assuming approval of this Proposal No. Four. As of February 29, 2000, Com21 estimates that approximately 234 employees, including eight executive officers, were eligible to participate in the Purchase Plan.

  Purchase Price

     The purchase price of the Common Stock acquired on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period or (ii) the fair market value on the semi-annual purchase date. However, the clause (i) amount for any participant whose entry date is other than the start date of the offering period will not be less than the fair market value per share of Common Stock on that start date.

     The fair market value of the Common Stock on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On February 29, 2000, the fair market value per share of Common Stock determined on such basis was $70.00 per share.

  Payroll Deductions and Stock Purchases

     Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her base salary each offering period to be applied to the acquisition of Common Stock on each semi-annual purchase date. The payroll deductions of each participant will automatically be applied on each semi-annual purchase date (the last business day in April and October of each year) to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

  Special Limitations

     The Purchase Plan imposes certain limitations upon a participant's right to acquire Common Stock, including the following:

     - Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of Com21 or any of its affiliates.

     - Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

     - No participant may purchase more than 1,500 shares of Common Stock on any semi-annual purchase date.

  Termination of Purchase Rights

     The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be refunded immediately or applied to the purchase of Common Stock on the next semi-annual purchase date.

     The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

  Stockholder Rights

     No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

  Assignability

     No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

  Change in Control

     In the event Com21 is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such acquisition, but in no event will the clause (i) fair market value be less than the fair market value per share of Common Stock on the start date of the offering period in which such acquisition occurs.

  Share Pro-ration

     Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares at the time available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock allocated to such individual, will be refunded.

  Amendment and Termination

     The Purchase Plan will terminate upon the earliest of (i) the last business day in April 2008, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of Com21.

     The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant on any one semi-annual purchase date, except in connection with certain changes in Com21's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

  Federal Tax Consequences

     The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Com21, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Com21 will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

     If the participant sells or disposes of the purchased shares more than two
(2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Com21 will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

  Accounting Treatment

     The issuance of Common Stock under the Purchase Plan will not result in a direct compensation expense chargeable against Com21's reported earnings. However, Com21 must disclose, in pro-forma statements to Com21's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon Com21's reported earnings were the value of those purchase rights treated as compensation expense.

  Stock Issuances

     The table below shows, as to each of Com21's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan between the May 21, 1998 effective date of the Purchase Plan and February 29, 2000 together with the weighted average purchase price paid per share.

                           PURCHASE PLAN TRANSACTIONS

                                                            NUMBER OF
                                                            PURCHASED    WEIGHTED AVERAGE
                   NAME AND POSITION                         SHARES       PURCHASE PRICE
                   -----------------                        ---------    ----------------
Peter D. Fenner.........................................          --              --
  President and Chief Executive Officer
William J. Gallagher....................................       2,138          $10.20
  Vice President, Sales
Buck J. Gee.............................................       2,337          $10.20
  Vice President, Marketing
Timothy I. Miller.......................................       1,612          $10.20
  Vice President, Manufacturing
David L. Robertson......................................       2,337          $10.20
  Vice President, Finance and Chief Financial Officer
All current executive officers as a group (8 persons)...      10,651          $10.20
All employees, including current officers who are not
  executive officers, as a group (226 persons)..........     127,660          $10.40

  New Plan Benefits

     No purchase rights have been granted, and no shares of Common Stock have been issued, under the Purchase Plan on the basis of the 450,000-share increase for which stockholder approval is sought under this Proposal No. Four.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding voting shares of Com21 present or represented and entitled to vote at the 2000 Annual Meeting is required for approval of the 450,000-share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the 450,000-share increase will not be implemented, and any purchase rights granted on the basis of the 450,000-share increase to the Purchase Plan will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the Purchase Plan will terminate once the existing share reserve has been issued.

RECOMMENDATION OF THE BOARD

     THE BOARD BELIEVES THAT THE AMENDMENT TO THE PURCHASE PLAN IS NECESSARY IN ORDER TO CONTINUE TO PROVIDE EQUITY INCENTIVES TO ATTRACT AND RETAIN THE SERVICES OF HIGH QUALITY EMPLOYEES INCLUDING THROUGH ACQUISITIONS. FOR THIS REASON, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE PURCHASE PLAN.

                                 PROPOSAL FIVE

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed Deloitte & Touche LLP, independent public auditors for Com21 for the 1999 fiscal year, to serve in the same capacity for the year ending December 31, 2000. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interest of Com21 and its stockholders.

     A representative of Deloitte & Touche LLP is expected to be at the Annual Meeting, will have the opportunity to make a statement if he or she decides to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS COM21'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 OTHER MATTERS

     Com21 knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                   MANAGEMENT

     The following table sets forth certain information regarding the executive officers and directors of Com21 as of March 1, 2000:


                NAME                   AGE                          POSITION
                ----                   ---                          --------
Peter D. Fenner......................  63     President, Chief Executive Officer and Director
Paul Baran...........................  73     Chairman of the Board
Stanley R. Foster....................  54     Vice President, Chief Operating Officer
David L. Robertson...................  58     Chief Financial Officer, Vice President, Finance and
                                              Administration and Corporate Secretary
William J. Gallagher.................  56     Vice President, Sales
Buck J. Gee..........................  50     Vice President, Marketing
Michael F. Gordon....................  50     Vice President, Wireless Business Unit
Timothy I. Miller....................  45     Vice President, Manufacturing
John Pickens.........................  53     Vice President, Technology, Chief Technology Officer
C. Richard Kramlich(1)(2)............  64     Director
Robert C. Hawk.......................  59     Director
Jerald Kent..........................  43     Director
Daniel J. Pike.......................  48     Director
Robert W. Wilmot(1)..................  54     Director
James J. Spilker, Jr.(2).............  66     Director


---------------
(1) Member of audit committee.

(2) Member of compensation committee.

     PETER D. FENNER. Mr. Fenner has been President, Chief Executive Officer and a Director of Com21 since February 1996. From January 1989 through April 1992, he served as President of the Transmission Systems Business Unit of AT&T Network Systems (Lucent) and Corporate Officer at AT&T. From April 1992 to February 1996, Mr. Fenner was an independent consultant. From February 1986 through December 1988, Mr. Fenner was Vice President, Product Planning for AT&T's Network Systems Division. Mr. Fenner is Director of CorNet Information Ltd. Mr. Fenner received an S.M. from the Sloan School of Management at the Massachusetts Institute of Technology, where he was a Sloan Fellow, and a B.S. in Industrial Engineering from Lehigh University.

     PAUL BARAN. Mr. Baran has been the Chairman of the Board since Com21's inception in June 1992. He is presently retired. Mr. Baran was awarded the 1999 Business Journal Entrepreneurial Award in Technology, and was recipient of the Electronic Frontier Foundation Pioneer Award (1993), the Marconi International Fellowship Award (1991), the Institute of Electronics and Electrical Engineering, Inc. ("IEEE") Alexander Graham Bell Medal (1990), the ACM SIG/Communications Award (1989) and the IEEE Communications Society Edwin Armstrong Award (1987). He co-founded Equatorial Communications, Packet Technologies, Telebit Corporation and Metricom, Inc. Mr. Baran is a Life Fellow of the IEEE and a Fellow of the AAAS and a member of the U.S. National Academy of Engineers. Mr. Baran received an M.S. in Computers from the University of California, Los Angeles, and a B.S. in Electrical Engineering and a Dr.Sci. in Engineering (Hon.) from Drexel University.

     STANLEY R. FOSTER. Mr. Foster has been Vice President, Chief Operating Officer since December 1999. From August 1998 through December 1999, Mr. Foster was the Vice President -- Global Account Manager at Benchmark Electronics, Inc. (formerly AVEX Electronics, Inc.). From July 1996 through April 1998 he was the Vice President, Network Systems and Support at GTECH Holdings Corp. From July 1992 through July 1996 Mr. Foster was the Vice President, Marketing and Business Development at Scientific Atlanta. He began his career as a designer for General Dynamics and then Xerox. He was also the general manager of two transmission products divisions of Digital Switch Corporation, and President and CEO of Licom. Mr. Foster received a B.S. in Electrical Engineering from Pennsylvania State University.

     DAVID L. ROBERTSON. Mr. Robertson has been Chief Financial Officer and Vice President, Finance of Com21 since April 1995. From March 1993 through April 1995, Mr. Robertson was the Vice President of Finance and Chief Financial Officer at Endosonics Corporation, a medical device company. From December 1992 to March 1993, Mr. Robertson was an independent consultant. From November 1990 through December 1992, Mr. Robertson was the Vice President and Chief Financial Officer at Circadian, Inc., a medical device company. He also participated in the founding of StrataCom, Inc. and served as a Director of StrataCom for two years during its early stages. Mr. Robertson is a Certified Public Accountant, and received a B.A. in economics from the University of Washington and a M.B.A. from the University of California, Berkeley.

     WILLIAM J. GALLAGHER. Mr. Gallagher has been Vice President of Sales since August 1995. From October 1994 to July 1995 he was Vice President of Marketing at Pacific Gas & Electric Com21 ("PG&E"), a utility company. From October 1993 to September 1994, Mr. Gallagher was with MCI Telecommunications Corp. as Vice President, Carrier Services. From August 1991 to September 1994, Mr. Gallagher was a Vice President and Consultant at San Francisco Consulting Group. He received a B.A. from the University of New Mexico.

     BUCK J. GEE. Mr. Gee has been Vice President of Marketing since November 1994. From September 1993 through October 1994, Mr. Gee was the Manager of the FDDI Adapters Group at Cisco. From December 1990 through September 1993 he was Director of Marketing and Director of Business Development for Crescendo Communications, Inc., a computer networking company. Mr. Gee has also held engineering and marketing positions at Hewlett-Packard Com21, 3Com and National Semiconductor Corp. He received both a B.S. and a M.S. in Electrical Engineering from Stanford University and a M.B.A. from Harvard Business School.

     MICHAEL F. GORDON. Mr. Gordon has been Vice President, Wireless Business Unit since September 3, 1999. Prior to that Mr. Gordon served as Vice President of Field Services and Customer Support since July 1997. From December 1995 through June 1997, he was an independent technical and management consultant. From February 1992 through December 1997, Mr. Gordon was the President and Chief Operating Officer of Telecoupon Network, Inc. a coupon delivery kiosk company. Mr. Gordon received a B.S. in Computer Science from the University of Michigan.

     TIMOTHY I. MILLER. Mr. Miller has been Vice President of Manufacturing since November 1996 and has been employed by Com21 since October 1994. From November 1990 to September 1994, he was Director of Manufacturing and Materials at Coactive Computers, a computer software company, where he was responsible for scheduling and production. Mr. Miller has also held senior management positions with Tidewater Associates and Morrison Design. Mr. Miller received both a B.S. in Business Administration and a B.A. from San Jose State University.

     JOHN R. PICKENS. Dr. Pickens has been Vice President of Technology, CTO, since May 1999, previously serving as director of technology development since November 1996. Prior to joining Com21, Dr. Pickens was chief technology officer for SBE Network Systems where he was responsible for product development and management of SBE's technology programs. Prior to his work at SBE, Dr. Pickens was an entrepreneur residence at the Mayfield Fund and held several engineering and architecture management positions at 3Com Corporation. He received a B.S. in Electrical Engineering and a Ph.D. in Electrical Engineering and Computer Science from the University of California, Santa Barbara.


     C. RICHARD KRAMLICH. Mr. Kramlich has been a Director of Com21 since May 1994. Mr. Kramlich is the co-founder and has been General Partner of New Enterprise Associates since 1978. He is a Director of Chalone, Inc., Juniper Networks, Lumisys, Inc., Netsolve and Silicon Graphics, Inc. Mr. Kramlich received a M.B.A. from Harvard Business School and a B.S. from Northwestern University.


     JERALD L. KENT. Mr. Kent has been a Director of Com21 since May 1999. Mr. Kent co-founded Charter Communications, Inc. and, from 1992 to the present has served in various executive capacities at Charter. He has served as President since 1996 and as Chief Executive Officer since 1997. Previously, Mr. Kent served in various executive capacities with Cencom Cable Associates, Inc. He joined Cencom in 1983 as Senior Vice President of Corporate Development and served as Executive Vice President and Chief Financial Officer from 1987 to 1992. Mr. Kent serves as a director of Charter Communications, Inc., High Speed Access Corp. and

Cable Television Laboratories, Inc. Mr. Kent received a B.A. and a M.B.A. from Washington University and is a certified public accountant.

     ROBERT C. HAWK. Mr. Hawk has been a Director of Com21 since January 1997. Mr. Hawk has been an independent business consultant since April 1997. From April 1996 through March 1997, he was President of U.S. West Multimedia, a cable company. From April 1986 through March 1996, he was the President of Carrier Division, U.S. West Communications, a telecommunications company. He is a Director of PairGain Technologies, COVAD Communications, Inc., Xylan Corp., Concord Corp., and RADCom Corp. Mr. Hawk received an M.B.A. from the University of San Francisco and a B.B.A. from the University of Iowa.

     DANIEL J. PIKE. Mr. Pike has been a Director of Com21 since March 2000. Mr. Pike has been a Senior Vice President of Science and Technology at Prime Cable, since 1982. He has authored six papers and co-authored three papers published in the NCTA Transcript and one paper on engineering management for AMA Communication publication. Mr. Pike was the recipient of the 1994 Communications Technology Service in Technology Award and received the NCTA Vanguard Award for Science and Technology in 1991. He is a Senior Member of the IEEE and SCTE while holding membership on the CableLabs Board of Directors, NCTA Engineering Committee, Cable Television Pioneers, Society of Motion Picture and Television Engineers and the Advisory Board of Communications Technology. Mr. Pike received a B.S. and a M.S. from Oklahoma State University.

     ROBERT W. WILMOT. Dr. Wilmot has been a Director of Com21 since April 1995. Dr. Wilmot has been Chairman at Wilmot Consulting Inc. since May 1995. From April 1994 to May 1995, Dr. Wilmot was an independent consultant and investor. From May 1985 through April 1994, he was Chairman at Wilmot Enterprises Ltd. His other prior positions include Vice President and Managing Director of Texas Instruments and CEO of International Computers PLC, a computer company. He is a limited partner in four venture funds, and Chairs the Supervisory Board of EuroVentures BV, a $400 million venture fund operating in 9 European countries. He is a Director of FVC.COM and @POS.COM. Dr. Wilmot received a B.S. in Electrical Engineering from Nottingham University.

     JAMES J. SPILKER, JR. Dr. Spilker, has been a Director of Com21 since February 2000. Dr. Spilker is a co-founder of Stanford Telecommunications, Inc., where he was Chairman of the Board from 1973 through 1999 and Principal Scientist from June 1995 through 1999. He served as President and Chief Executive Officer of Stanford Telecommunications, Inc., from August 1981 to June 1995. Dr. Spilker received a B.S., M.S. and Ph.D. in electrical engineering from Stanford University.

     Com21 has authorized eight directors. Each director is elected for a period of one year at Com21's annual meeting of stockholders and serves until the next annual meeting or until his successor is duly elected and qualified. The executive officers serve at the discretion of the Board. There are no family relationships among any of Com21's directors or executive officers.

COMMITTEES OF THE BOARD


     Compensation Committee. The compensation committee is primarily responsible for reviewing and approving Com21's general compensation policies and setting compensation levels for Com21's executive officers. The committee also administers Com21's incentive compensation plans. In 1999, the committee consisted of two directors, Mr. Kramlich and Mr. Hoff. On March 1, 2000, Mr. Hoff resigned from the Board and Dr. Spilker was selected as his replacement effective March 1, 2000.


     Audit Committee. The audit committee is primarily responsible for approving the services performed by Com21's independent auditors and reviewing the auditor's reports regarding Com21's accounting practices and systems of internal accounting controls. The committee currently consists of two directors, Dr. Wilmot and Mr. Kramlich.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     In 1999, the committee consisted of two directors, Mr. Kramlich and Mr. Hoff. On March 1, 2000, Mr. Hoff resigned from the Board and Dr. Spilker was selected as his replacement effective March 1, 2000.

No executive officer of Com21 serves on the Board or compensation committee of any entity which has one or more executive officers serving as a member of Com21's Board or compensation committee.

DIRECTOR COMPENSATION


     Com21 currently does not provide cash compensation to any member of Com21's Board. Members of the Board are eligible to receive discretionary option grants and stock issuances under the 1998 Stock Incentive Plan. In addition, under the 1998 Stock Incentive Plan non-employee directors will receive automatic option grants upon becoming directors and on the date of each annual meeting of stockholders. The 1998 Stock Incentive Plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant.


EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of Com21's Chief Executive Officer and each of the four other most highly compensated executive officers of Com21 who were serving as executive officers of Com21 during fiscal year 1999 (the "Last Fiscal Year") and whose total annual salary and bonus during such fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                     ANNUAL COMPENSATION        ------------------
                                                 ----------------------------   UNDERLYING OPTIONS
          NAME AND PRINCIPAL POSITION            YEAR     SALARY      BONUS       GRANTED(#)(1)
          ---------------------------            ----    --------    --------   ------------------
Peter D. Fenner................................  1999    $300,742    $ 99,000        100,000
  President and Chief Executive Officer          1998    $311,580    $120,000        100,000
William J. Gallagher...........................  1999    $157,006    $224,673         50,000
  Vice President, Sales                          1998    $149,443    $235,018         22,505
Buck J. Gee....................................  1999    $170,940    $ 60,000         50,000
  Vice President, Marketing                      1998    $170,100    $ 70,000         36,425
Timothy I. Miller..............................  1999    $152,000    $ 60,000         50,000
  Vice President, Manufacturing                  1998    $139,073    $ 53,400         32,700
David L. Robertson.............................  1999    $170,940    $ 62,000         50,000
  Vice President, Finance and Chief Financial    1998    $170,100    $ 80,000         36,425
  Officer

---------------
(1) The options listed in the table were granted under Com21's 1998 Stock Incentive Plan. See "-- Option Grants in Last Fiscal Year" for a description of these options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       PERCENT OF
                                                         TOTAL                                POTENTIAL REALIZABLE VALUE AT
                                       NUMBER OF        OPTIONS                               ASSUMED ANNUAL RATES OF STOCK
                                      SECURITIES       GRANTED TO                             PRICE APPRECIATION FOR OPTION
                                      UNDERLYING      EMPLOYEES IN                                      TERM($)(4)
                                        OPTIONS       FISCAL YEAR     EXERCISE    EXPIRATION  ------------------------------
               NAME                  GRANTED(#)(1)       (%)(2)       PRICE(3)       DATE          5%               10%
               ----                  -------------   --------------   ---------   ----------  -------------    -------------
Peter D. Fenner....................     100,000           3.93         $25.25     12/8/2009    $1,587,959       $4,024,200
William J. Gallagher...............      50,000           1.97         $25.25     12/8/2009    $  793,979       $2,012,100
Buck J. Gee........................      50,000           1.97         $25.25     12/8/2009    $  793,979       $2,012,100
Timothy I. Miller..................      50,000           1.97         $25.25     12/8/2009    $  793,979       $2,012,100
David L. Robertson.................      50,000           1.97         $25.25     12/8/2009    $  793,979       $2,012,100

---------------
(1) All options granted to the Named Executive Officers in the Last Fiscal Year vest in forty-eight (48) equal monthly installments upon the optionee's continued service at the completion of each month following the date of the grant. The date of Mr. Fenner's 100,000 share option grant, Mr. Gallagher's 50,000 share option grant, Mr. Gee's 50,000 share option grant, Mr. Miller's 50,000 share option grant and Mr. Robertson's 50,000 share option grant was December 9, 1999. Each option has a maximum term of ten (10) years, subject to earlier termination in the event of the optionee's cessation of service with Com21.

(2) Based on an aggregate of 2,544,450 options granted to employees, consultants and directors, including the Named Executive Officers of Com21 during the fiscal year ended December 31, 1999.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the price at the close of market as reported by Nasdaq.

(4) The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. It is calculated assuming that the fair market value of Com21's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND LAST FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning option exercises and option holdings for the Last Fiscal Year with respect to the Named Executive Officers. Except as set forth below, no options or stock appreciation rights were exercised by any such individual during such year, and no stock appreciation rights were outstanding on December 31, 1999.

                                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                  SHARES                          OPTIONS AT FISCAL YEAR-END(#)        FISCAL YEAR-END($)(5)
                               ACQUIRED ON         VALUE        ---------------------------------   ---------------------------
            NAME              EXERCISE(#)(1)   REALIZED($)(2)   EXERCISABLE(3)   UNEXERCISABLE(4)   EXERCISABLE   UNEXERCISABLE
            ----              --------------   --------------   --------------   ----------------   -----------   -------------
Peter D. Fenner.............       8,382         $  192,193        342,867           156,251        $7,179,690      $755,873
William J. Gallagher........      57,000         $1,340,200         46,953            62,052        $  935,831      $161,949
Buck J. Gee.................          --                 --         24,373            62,052        $  357,512      $161,949
Timothy I. Miller...........          --                 --         27,942            62,066        $  457,896      $162,137
David L. Robertson..........          --                 --         39,373            62,052        $  682,075      $161,949

---------------
(1) As of December 31, 1999, Mr. Fenner was vested in all of the shares exercised and Mr. Gallagher was vested in all of the shares exercised.

(2) Based on the fair market value of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(3) Each of the options was granted either under Com21's 1995 Stock Option Plan which was incorporated into Com21's 1998 Stock Incentive Plan or under the Com21 1998 Stock Incentive Plan. Each of the options granted under the Com21 1995 Stock Option Plan is immediately exercisable, but all shares purchased under the options are subject to vesting requirements and may be repurchased by Com21 at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. For those options granted under the Com21 1995 Stock Option Plan, the repurchase right lapses with respect to 25% of the option shares upon completion of one year of service from the vesting commencement date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. Options granted under both plans have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with Com21. As of December 31, 1999, Mr. Fenner was vested in 322,028 shares of his outstanding options, Mr. Gallagher was vested in 42,576 shares of his outstanding options Mr. Gee was vested in 11,975 of his outstanding options, Mr. Miller was vested in 20,775 of his outstanding options and Mr. Robertson was vested in 27,809 shares of his outstanding options.

(4) Mr. Fenner's 100,000-share option grant, Mr. Gallagher's 50,000-share option grant, Mr. Gee's 50,000-share option grant, Mr. Miller's 50,000-share option grant and Mr. Robertson's 50,000-share option grant were granted under Com21's 1998 Stock Incentive Plan, and these options vest in forty-eight
    (48) equal installments upon the optionee's continued service at the completion of each month following the date of the grant. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with Com21. For the remaining options granted under the Com21 1995 Stock Option Plan, the repurchase right lapses with respect to 25% of the option shares upon completion of one year of service from the vesting commencement date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. Options granted under both plans have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with Com21.

(5) Based on $22.44 per share, the fair market value of the Common Stock on December 31, 1999, less the exercise price payable for those shares.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to Com21 with respect to the beneficial ownership of Com21's Common Stock as of March 1, 2000, except as noted in the footnotes below by (i) all persons who are beneficial owners of five percent (5%) or more of Com21's Common Stock; (ii) each director;
(iii) Com21's Named Executive Officers; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.


                                                              SHARES BENEFICIALLY
                                                                    OWNED(2)
                                                              --------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)              NUMBER      PERCENT
          ---------------------------------------             ---------    -------
Peter D. Fenner(3)..........................................    485,415      2.2%
Paul Baran(4)...............................................    685,025      3.1
David L. Robertson(5).......................................     87,131        *
William J. Gallagher(6).....................................     98,042        *
Buck J. Gee(7)..............................................     82,661        *
Timothy Miller(8)...........................................     51,559        *
C. Richard Kramlich(9)......................................    374,941      1.7
New Enterprise Associates
2490 Sand Hill Road
Menlo Park, CA 94025
Robert C. Hawk(10)..........................................     11,582        *
Jerald Kent(11).............................................     15,000        *
Daniel J. Pike (12).........................................     21,000        *
Robert W. Wilmot(13)........................................     92,500        *
James Spilker, Jr.(14)......................................     17,000        *
All directors and officers as a group (15 persons)(15)......  2,108,108      9.4%


---------------
  *  Less than one percent.

 (1) Except as otherwise noted above, the address of each person listed on the table is c/o Com21, Inc., 750 Tasman Drive, Milpitas, California 95035.

 (2) Number of shares beneficially owned and the percentage of shares beneficially owned are based on shares outstanding as of March 1, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 1, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


 (3) Includes 333,533 shares of Common Stock issuable upon exercise of immediately exercisable options, none of which are subject to Com21's right of repurchase.


 (4) Represents 400,000 shares held by the Baran Family Limited Partnership and 280,025 shares held in the name of the Paul and Evelyn Baran Trust Agreement dated May 23, 1984. Mr. Baran is a General Partner of the Baran Family Limited Partnership, and as such he may be deemed to share voting and investment power with respect to such shares. However, Mr. Baran disclaims beneficial ownership of 360,000 of such shares. Includes 5,000 shares of immediately exercisable options, all of which are subject to Com21's right of repurchase

 (5) Includes 5,951 shares of Common Stock issuable upon exercise of options. Also includes 9,064 shares which are subject to Com21's right of repurchase.

 (6) Includes 52,904 shares of Common Stock issuable upon exercise of immediately exercisable options, 2,501 shares of which are subject to Com21's right of repurchase.

 (7) Includes 25,324 shares of Common Stock issuable upon exercise of immediately exercisable options, 9,064 of which are subject to Com21's right of repurchase.

 (8) Includes 30,895 shares of Common Stock issuable upon exercise of immediately exercisable options, 5,376 of which are subject to Com21's right of repurchase.

 (9) Represents 369,521 shares held by New Enterprise Associates VII, and 5,420 shares beneficially owned by Mr. Kramlich. Voting and dispositive power over the 369,521 shares held by New Enterprise Associates VII is held among all the general partners of New Enterprise Associates. Mr. Kramlich is a General Partner at New Enterprise Associates, and as such, he may be deemed to share voting and investment power with respect to such shares. However, Mr. Kramlich disclaims beneficial ownership of all such shares. Of the 5,420 shares, 5,000 are shares of Common Stock issuable upon exercise of immediately exercisable options, all of which are subject to repurchase by Com21.

(10) Includes 6,582 shares of Common Stock acquired pursuant to a stock option exercise, 3,126 of which are subject to Com21's right of repurchase. Includes 5,000 shares of immediately exercisable options, all of which are subject to Com21's right of repurchase.

(11) Includes 15,000 shares of Common Stock issuable upon exercise of immediately exercisable options, 11,250 of which are subject to Com21's right of repurchase.

(12) Includes 20,000 shares of Common Stock issuable upon exercise of immediately exercisable options, 15,000 of which are subject to Com21's right of repurchase

(13) Includes 5,000 shares of Common Stock issuable upon exercise of immediately exercisable options, all of which are subject to Com21's right of repurchase.

(14) Includes 15,000 shares of Common Stock issuable upon exercise of immediately exercisable options, all of which are subject to Com21's right of repurchase. Includes 2,000 shares of Common Stock owned by Dr. Spilker's wife.

(15) Includes 595,776 shares of Common Stock issuable upon exercise of immediately exercisable options, of which 107,085 are subject to Com21's right of repurchase.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Com21, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee also has the sole and exclusive authority to make discretionary option grants to Com21's executive officers under Com21's 1998 Stock Incentive Plan.

     The Compensation Committee believes that the compensation programs for Com21's executive officers should reflect Com21's performance and the value created for Com21's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of Com21 and should reward individual contribution to Com21's success. Com21 is engaged in a very competitive industry, and Com21's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The compensation committee's policy is to provide Com21's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of Com21 and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to Com21's achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and Com21's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon Com21's financial performance and stock price appreciation rather than base salary.

     Com21 used outside executive compensation studies to advise the Compensation Committee as to how Com21's executive compensation levels compare to those of companies within and outside of the industry.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1999 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary. In setting base salaries, the compensation committee reviewed published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Com21's performance and profitability may also be a factor in determining the base salaries of executive officers. For the 1999 fiscal year, the base salary of Com21's executive officers ranged from the 40th percentile to the 80th percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

     Annual Incentives. The annual incentive bonus for the Chief Executive Officer is based on a percentage of his base pay (approximately 33% for the 1999 fiscal year) and was tied to reflect the actual financial performance of Com21 in comparison to Com21's business plan. The other executive officers of Com21 are also awarded annual incentive bonuses equal to a percentage of base salary (approximately 35% for fiscal 1999) on the basis of Com21's performance.

     CEO Compensation. In setting the total compensation payable to Com21's Chief Executive Officer for the 1999 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Com21's performance and stock price appreciation.

     The Compensation Committee did not adjust Mr. Fenner's base salary for the 1999 fiscal year. With respect to Mr. Fenner's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Com21's performance factors. For the 1999 fiscal year, Mr. Fenner's base salary was approximately at the median of the base salary levels of other chief executive officers at the surveyed companies.

     The remaining components of Mr. Fenner's 1999 fiscal year compensation, however, were primarily dependent upon corporate performance. Mr. Fenner was eligible for a cash bonus for the 1999 fiscal year based on business plan objectives. A $99,000 bonus was paid to him for fiscal year 1999 because Com21 attained its objectives. The Compensation Committee awarded a stock option grant to Mr. Fenner in fiscal 1999 in order to provide him with an equity incentive to continue contributing to the financial success of Com21. The option will have value for Mr. Fenner only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to Com21's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to Com21's executive officers for fiscal 1999 will exceed that limit. Com21's 1998 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of Com21's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Com21's executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align Com21's performance and the interests of Com21's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the compensation committee of Com21's Board:

                                          C. Richard Kramlich
                                          Robert A. Hoff

STOCK PERFORMANCE GRAPH

     The graph depicted below shows a comparison of cumulative total stockholder returns for Com21, the Standard and Poor's 500 Index and the Nasdaq Telecommunications Index.

                                                          COM21                      S&P 500                 NASDAQ-TELECOM
                                                          -----                      -------                 --------------
5/21/98                                                    100                       100.00                         100
6/30/98                                                    177                       101.93                         108
9/30/98                                                    149                        91.89                          96
12/31/98                                                   175                       111.49                         132
3/31/99                                                    219                       117.01                         164
6/30/99                                                    142                       125.03                         175
9/30/99                                                    108                       117.60                         162
12/31/99                                                   187                       135.15                         230

---------------

(1) The graph covers the period from May 21, 1998, the commencement date of Com21's initial public offering of shares of its Common Stock to December 31, 1999.

(2) The graph assumes that on May 21, 1998, $100 was invested in Com21's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on Com21's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     Notwithstanding anything to the contrary set forth in any of Com21's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by Com21 under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by Com21 under those statutes.

                              CERTAIN TRANSACTIONS

     In addition to the indemnification provisions contained in Com21's Amended and Restated Certificate of Incorporation and Bylaws, Com21 has entered into separate indemnification agreements with each of its directors and officers. These agreements require Com21, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of Com21 (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by Com21.

     All future transactions between Com21 and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board, and will be on terms no less favorable to Com21 than could be obtained from unaffiliated third parties.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board, the executive officers of Com21 and persons who hold more than 10% of Com21's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of
Section 16(a) reports which Com21 received from such persons for their 1999 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 Fiscal Year, Com21 believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below.

     Messrs. Fenner and Gallagher each filed an untimely Form 4 in connection with an option exercise. Mr. Gordon filed a Form 5 because he inadvertently failed to report shares that are beneficially held by his wife.

                                 ANNUAL REPORT

     A copy of the Annual Report of Com21 for the 1999 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K


     Com21 filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 24, 2000. Stockholders may obtain a copy of this report, without charge, by writing to David L. Robertson, Vice President, Finance, Chief Financial Officer and Corporate Secretary of Com21, at Com21's principal executive offices located at 750 Tasman Drive, Milpitas, California 95035, or from Com21's Website address at http://www.Com21.com.


THE BOARD OF DIRECTORS OF COM21, INC.


Dated: April 17, 2000

                                                                      1739 PS-00

                              AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                                  COM21, INC.



     Com21, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware, hereby certifies as follows:



     FIRST: The name of the corporation is Com21, Inc. and that corporation was originally incorporated on June 29, 1992 pursuant to the General Corporation Law.



     SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation and is set forth in its entirety as follows:



                                   ARTICLE I



     The name of the corporation is Com21, Inc.



                                   ARTICLE II



     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.



                                  ARTICLE III



     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").



                                   ARTICLE IV



     A. Classes of Stock. The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is One Hundred Sixty Five Million (165,000,000) shares. One Hundred Sixty Million (160,000,000) shares shall be Common Stock, par value $0.001 per share and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.



     B. Rights, Preferences and Restrictions of Preferred Stock. Without further stockholder approval, the Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the powers, preferences, rights and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The powers, preferences, rights and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.



     C. Common Stock.



          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.



          2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.



          3. Redemption. The Common Stock is not redeemable.



          4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.



                                   ARTICLE V



     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.



                                   ARTICLE VI



     In furtherance and not in limitation of the powers conferred by statute and subject to the provisions of Article VII:



     A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, alter, or repeal the Bylaws of the Corporation.



     B. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.



     C. Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.



                                  ARTICLE VII



     A director of this Corporation, to the full extent permitted by the GCL as it now exists or as it may hereafter be amended, shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the GCL is amended after approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended.



     Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII



     To the full extent permitted by the GCL and any other applicable law, this Corporation is also authorized to provide indemnification of, and advancement of expenses to, such directors, officers, employees and agents through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.



     Any repeal or modification of any of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.



                                   ARTICLE IX



     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Peter D. Fenner, its President, and attested to by David L. Robertson, its Chief Financial Officer and Secretary, on
this      day of             , 2000.



                                          COM21,INC.



                                          By:

                                            ------------------------------------

                                            Peter D. Fenner


                                            President and Chief Executive
                                              Officer


Attest:



David L. Robertson,


Chief Financial Officer and Secretary

                                   COM21, INC.

                             2000 STOCK OPTION PLAN

                                   ARTICLE ONE

                               GENERAL PROVISIONS


        I. PURPOSE OF THE PLAN

           This 2000 Stock Option Plan is intended to promote the interests of Com21, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

           Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        II. ADMINISTRATION OF THE PLAN

           A. The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in that program may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons. However, any option grants for members of the Primary Committee must be authorized by a disinterested majority of the Board.

           B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

           C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of that program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any stock option thereunder.

           D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

        III. ELIGIBILITY

           A. The persons eligible to participate in the Plan are as follows:

                (i) Employees,

                (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

           B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, with respect to the option grants under the Plan, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

        IV. STOCK SUBJECT TO THE PLAN

           A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed one million five hundred thousand (1,500,000) shares.

           B. No one person participating in the Plan may receive stock options for more than three hundred thousand (300,000) shares of Common Stock in the aggregate per calendar year.

           C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two shall NOT be available for subsequent issuance under the Plan.

           D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and separately exercisable stock appreciation rights under the Plan per calendar year, (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (iv) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan and (v) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                              OPTION GRANT PROGRAM


        I. OPTION TERMS

           Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

           A. EXERCISE PRICE.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                      (i) cash or check made payable to the Corporation,

                      (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                      (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

           Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

           B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

           C. EFFECT OF TERMINATION OF SERVICE.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                      (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                      (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

                      (iii) Should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

                      (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                      (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                      (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

           D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

           E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

           F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

        II. INCENTIVE OPTIONS

           The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

           A. ELIGIBILITY. Incentive Options may only be granted to Employees.

           B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

           C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

        III. CORPORATE TRANSACTION/CHANGE IN CONTROL

           A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

           B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

           C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

           D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

           E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Plan so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Plan so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

           F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Plan so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

           G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Plan so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Plan so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Plan and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

           H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

           I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.




p

                                 ARTICLE THREE

                                  MISCELLANEOUS


        I. TAX WITHHOLDING

           The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        II. EFFECTIVE DATE AND TERM OF THE PLAN

           A. The Plan shall become effective immediately on the Plan Effective Date. Options may be granted under the Plan at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders at the 2000 Annual Meeting. If such stockholder approval is not obtained, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

           B. The Plan shall terminate upon the earliest to occur of (i) March 1, 2010, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on March 1, 2010, then all option grants outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

        III. AMENDMENT OF THE PLAN

           A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

           B. Options to purchase shares of Common Stock may be granted under the Plan that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under that program shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then

(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

        IV. USE OF PROCEEDS

           Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        V. REGULATORY APPROVALS

           A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock upon the exercise of any granted option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

           B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

        VI. NO EMPLOYMENT/SERVICE RIGHTS

           Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


        The following definitions shall be in effect under the Plan:

        A. BOARD shall mean the Corporation's Board of Directors.

        B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
        (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

        C. CODE shall mean the Internal Revenue Code of 1986, as amended.

        D. COMMON STOCK shall mean the Corporation's common stock.

        E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.



                                      A-1.

        F. CORPORATION shall mean Com21, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Com21, Inc. which shall by appropriate action adopt the Plan.

        G. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        H. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

        I. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        J. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

        K. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base



                                      A-2.

        salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or
        (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

        L. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

        M. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

        N. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

        O. OPTIONEE shall mean any person to whom an option is granted under the Plan.

        P. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Q. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        R. PLAN shall mean the Corporation's 2000 Stock Option Plan, as set forth in this document.

        S. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.

        T. PLAN EFFECTIVE DATE shall mean the date the Plan shall become effective and shall be coincident with the date the Plan is adopted by the Board.



                                      A-3.

        U. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders solely with respect to the selection of the eligible individuals who may participate in such program.

        V. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

        W. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

        X. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

        Y. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

        Z. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        AA. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).



                                      A-4.

                                   COM21, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN



I. PURPOSE OF THE PLAN

            This Employee Stock Purchase Plan is intended to promote the interests of Com21, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Code.

            Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

        II. ADMINISTRATION OF THE PLAN

            The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

        III. STOCK SUBJECT TO PLAN

            A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Two Hundred Fifty Thousand (700,000) shares.

            B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

        IV. OFFERING PERIODS

            A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

            B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in April 2000. The next offering period shall commence on the first business day in November 2000, and subsequent offering periods shall commence as designated by the Plan Administrator.

            C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall generally run from the first business day in May each year to the last business day in October of the same year and from the first business day in November each year to the last business day in April of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in October 1998.

            D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

        V. ELIGIBILITY

            A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

            B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

            C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

            D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

        VI. PAYROLL DEDUCTIONS

            A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one
        (1) such reduction per Purchase Interval.

                (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

           B. Payroll deductions shall begin on the first pay day administratively feasible following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

           C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

           D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

        VII. PURCHASE RIGHTS

            A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

            B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

            C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of
(i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

            D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum aggregate number of shares of Common Stock purchasable by all Participants on any one Purchase Date shall not exceed Sixty Thousand (60,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

            E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of

Common Stock by reason of the limitation on the maximum number of shares purchasable on the Purchase Date shall be promptly refunded.

            F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                        (i) A Participant may, at any time prior to the next
                scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                        (ii) The termination of such purchase right shall be
                irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

                        (iii) Should the Participant cease to remain an Eligible
                Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service within (i) ninety
                (90) days following the commencement of such leave or, if longer, the period during which such Participant's right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. If the Participant's leave of absence, whether paid or unpaid, (i) exceeds ninety (90) days and (ii) is not guaranteed by either statute or contract, then the Participant's status as an Eligible Employee will be deemed to have terminated on the ninety-first (91st) day of such leave, and such Participant's purchase right for the offering period in which such leave began shall thereupon terminate. An individual who returns to active employment following such a leave will be treated as a new employee for purposes of participating in the Plan and will accordingly have a new Entry Date. Such an individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

           G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant and in the aggregate shall continue to apply to any such purchase.

           The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

           H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

           I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

           J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

        VIII. ACCRUAL LIMITATIONS

           A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

           B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                      (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                      (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

           C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

           D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

        IX. EFFECTIVE DATE AND TERM OF THE PLAN

           A. The Plan was adopted by the Board on March 10, 1998 and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

           B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate

Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

        X. AMENDMENT OF THE PLAN

           A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

           B. The Board amended the Plan, subject to approval of the Corporation's stockholders at the Corporation's 2000 Annual Meeting, to increase the shares reserved under the Plan by four hundred and fifty thousand (450,000) shares, for a total share reserve of seven hundred thousand (700,000) shares.

           C. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders:
(i) increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify eligibility requirements for participation in the Plan.

        XI. GENERAL PROVISIONS

           A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

           B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

           C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE TIME

                                   COM21, Inc.

                                    APPENDIX


          The following definitions shall be in effect under the Plan:



        A. BASE SALARY shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

        B. BOARD shall mean the Corporation's Board of Directors.

        C. CODE shall mean the Internal Revenue Code of 1986, as amended.

        D. COMMON STOCK shall mean the Corporation's common stock.

        E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

        F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

        G. CORPORATION shall mean Com21, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Com21, Inc. which shall by appropriate action adopt the Plan.

        H. EFFECTIVE TIME shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

        I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

        J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

        K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (iii) For purposes of the initial offering period which begins at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

        L. 1933 ACT shall mean the Securities Act of 1933, as amended.

        M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

        N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

        O. PLAN shall mean the Corporation's 1998 Employee Stock Purchase Plan, as set forth in this document.

        P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

        Q. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be October 30, 1998.

        R. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

        S. SEMI-ANNUAL ENTRY DATE shall mean the first business day in November and November each year on which an Eligible Employee may first enter an offering period.

        T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

        U. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   COM21, INC.


            Com21, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware, hereby certifies as follows:

            FIRST: The name of the corporation is Com21, Inc. and that corporation was originally incorporated on June 29, 1992 pursuant to the General Corporation Law.

            SECOND:This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation and is set forth in its entirety as follows:


                                    ARTICLE I

            The name of the corporation is Com21, Inc.

                                   ARTICLE II

            The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilimington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV


            A. Classes of Stock. The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is One Hundred Sixty Five Million (165,000,000) shares. One Hundred Sixty Million (160,000,000) shares shall be Common Stock, par value $0.001 per share and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.

            B. Rights, Preferences and Restrictions of Preferred Stock. Without further stockholder approval, the Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the powers, preferences, rights and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The powers, preferences, rights and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

            C. Common Stock.

                1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

                3. Redemption. The Common Stock is not redeemable.

                4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

            Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

            In furtherance and not in limitation of the powers conferred by statute and subject to the provisions of Article VII:

            A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, alter, or repeal the Bylaws of the Corporation.

            B. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

            C. Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                                   ARTICLE VII

            A director of this Corporation, to the full extent permitted by the GCL as it now exists or as it may hereafter be amended, shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the GCL is amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended.

            Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

            To the full extent permitted by the GCL and any other applicable law, this Corporation is also authorized to provide indemnification of, and advancement of expenses to, such directors, officers, employees and agents through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

            Any repeal or modification of any of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                   ARTICLE IX

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Peter D. Fenner, its President, and attested to by David L. Robertson, its Chief Financial Officer and Secretary, on this __ day of _________, 2000.

                                           COM21,INC.



                                           By:
                                           Peter D. Fenner
                                           President and Chief Executive Officer



ATTEST:

-------------------------------------
David L. Robertson,
Chief Financial Officer and Secretary

-----------------------------------------------------------------------------------------------------------------------------------
                                                             COM21, INC.
                                                                PROXY
                                                   ANNUAL MEETING OF STOCKHOLDERS
                                                            MAY 25, 2000

                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, hereby appoints Peter D. Fenner and David L. Robertson and each of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common
Stock of Com21, Inc. (the "Company"), held of record by the undersigned on March 31, 2000 at the Annual Meeting of Stockholders of
Com21, Inc. to be held on May 25, 2000, or at any adjournment or postponement thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED AS SPECIFIED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6 IF NO SPECIFICATION IS MADE.

1.      To elect eight directors to serve for a one-year term ending or until their successors are duly elected and qualified.
           FOR all nominees              WITHHOLD AUTHORITY                         EXCEPTIONS
           listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX, AND STRIKE A LINE THROUGH THE
NOMINEE'S NAME IN THE LIST BELOW:

                         Peter D. Fenner                              Robert C. Hawk
                          Paul Baran                                  Daniel J. Pike
                      C. Richard Kramlich                            James Spilker, Jr.
                       Jerald L. Kent                                Robert W. Wilmot

2.      To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares authorized for issuance.

                      FOR                   AGAINST       ABSTAIN
                                                                                    (continued, and to be signed, on the other side)
-----------------------------------------------------------------------------------------------------------------------------------

3.      To approve the implementation of the Com21, Inc. 2000 Stock Option Plan pursuant to which 1,500,000 shares of Com21's common stock will be reserved for issuance to individuals in Com21's service, including officers, employees, Board members and independent consultants.

                      FOR                   AGAINST       ABSTAIN


4.      To approve an additional 450,000 shares authorized for issuance under Com21's Employee Stock Purchase Plan.

                      FOR                   AGAINST       ABSTAIN


5.      To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending
        December 31, 1999.

                      FOR                   AGAINST       ABSTAIN


6.      In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

            Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           DATED:                                                                  , 1999
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                                           -----------------------------------------------------------------------------
                                                                            Signature
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                                                             (Additional signature if held jointly)


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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